UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation of Bylaws

(a)           On September 21, 2012, the Board of Directors of Asure Software, Inc. (the “Company”) adopted changes to the Company’s Bylaws, a copy of which are incorporated into the Amended and Restated Bylaws attached as Exhibit 10.1.  The principal amendments to the Bylaws are the following:

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Reducing the required percentage of outstanding shares necessary to call a special meeting from 25% to 10% and generally allowing for only one (instead of an unlimited number of) special meeting – in addition to the annual meeting – to be called annually.

-	Giving the Chief Executive Officer the ability to call a special meeting, in place of the President.
-	Establishing a maximum term limit of 5 years for a Board member to serve as Chairman of any of the Company’s Board Committees before rotation must occur.
-	Establishing a maximum term limit of 5 years for a Director to serve as Chairman of the Board before rotation must occur.
-	Establishing minimum Company stock ownership guidelines for the Company’s Directors in order to stand for reelection to the Board.
-	Establishing minimum Company stock ownership guidelines for the Company’s Chief Executive Officer in order to qualify to receive any annual bonus due from the Company.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On September 21, 2012, the Board of Directors adopted changes to the Company’s Code of Business Ethics and Conduct to include updated contact information for employees to report general complaints and illegal or unethical behavior observed at the Company.  The amended Code of Business Ethics and Conduct is attached as Exhibit 10.2.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 ASURE SOFTWARE, INC.

Dated: September 27, 2012                                                     By       /s/ Patrick Goepel
Patrick Goepel, President and
Chief Executive Officer